UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2007

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive office) (Zip Code)

 (614) 278-6800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On November 30, 2007, Big Lots, Inc. (“Company”) issued a press release and conducted a conference call, both of which: (i) reported the Company’s third quarter and year-to-date fiscal 2007 unaudited results; (ii) revised its previously issued guidance for the Company’s fourth quarter and fiscal 2007; (iii) provided updated information regarding its $600.0 million share repurchase program approved in March 2007 (“March 2007 Repurchase Program”); and (iv) announced that the Company’s Board of Directors had authorized the repurchase of up to $150.0 million of the Company’s common shares beginning with the completion of the March 2007 Repurchase Program.  Attached as exhibits to this Form 8-K are copies of the Company’s November 30, 2007 press release (Exhibit 99.1) and the transcript of the Company’s November 30, 2007 conference call (Exhibit 99.2), including information concerning forward-looking statements and factors that may affect the Company’s future results.  The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K.  By furnishing the information in this Form 8-K and the attached exhibits, the Company is making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 8.01               Other Events.

On November 30, 2007, the Company announced that its Board of Directors had authorized the repurchase of up to $150.0 million of the Company’s common shares (“November 2007 Repurchase Program”), beginning with the completion of the March 2007 Repurchase Program and continuing until exhausted.  The Company expects the November 2007 Repurchase Program purchases to be made from time to time in the open market and/or in privately negotiated transactions at the Company's discretion, subject to market conditions and other factors.  Common shares acquired through the November 2007 Repurchase Program will be available to meet obligations under equity compensation plans and for general corporate purposes.

On December 3, 2007, the Company exhausted the $600.0 million authorized to repurchase its common shares under the March 2007 Repurchase Program.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibits marked with an asterisk (*) are provided herewith.

	Exhibit No.	Description

	99.1*	Big Lots, Inc. press release dated November 30, 2007.

	99.2*	Transcript of Big Lots, Inc. conference call dated November 30, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Dated: December 6, 2007	By:	/s/ Charles W. Haubiel II
Charles W. Haubiel II
Senior Vice President, General Counsel and Corporate Secretary